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                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Reports to Shareholders", "Independent Auditors/Accountants" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 74 to the Registration Statement (Form N-1A No. 2-11357) of Neuberger & Berman Equity Funds, and to the incorporation by reference of our reports dated September 29, 1995 and October 6, 1995 on the Neuberger & Berman Genesis Fund, Neuberger & Berman Focus Fund, Neuberger & Berman Guardian Fund, Neuberger & Berman Partners Fund and Neuberger & Berman International Fund, five of the series comprising Neuberger & Berman Equity Funds, and on Neuberger & Berman Genesis Portfolio, Neuberger & Berman Focus Portfolio, Neuberger & Berman Guardian Portfolio and Neuberger & Berman Partners Portfolio, four of the series comprising Equity Managers Trust, included in the 1995 Annual Reports to Shareholders of Neuberger & Berman Equity Funds and Neuberger & Berman International Fund.


                                                /s/ Ernst & Young LLP
                                                ERNST & YOUNG LLP

     Boston, Massachusetts
     December 15, 1995

























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